UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements
On August 4, 2014, Rocket Fuel Inc. (“Rocket Fuel” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with X Plus Two Solutions, Inc. ("X Plus Two"), a holding company of which X Plus One Solutions, Inc. (“[x+1]”) is a wholly owned subsidiary and the operating company. [x+1] is a leading provider of programmatic marketing and data management solutions.
At the closing on September 5, 2014, Rocket Fuel acquired all the outstanding shares of capital stock of X Plus Two for 5.3 million shares of Rocket Fuel’s common stock and $98.0 million in cash. This transaction is referred to herein as the Merger. The common stock issued and cash payment resulted in a preliminary estimated purchase price of $180.5 million for accounting purposes.
The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial data of Rocket Fuel and X Plus Two after giving effect to the merger using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business.
The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2013 and the six months ended June 30, 2014 are presented as if the merger had occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on June 30, 2014. The historical consolidated financial data has been adjusted in the unaudited pro forma condensed combined financial data to give effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•
separate audited historical financial statements of Rocket Fuel as of and for the year ended December 31, 2013, and the related notes, appearing in the Annual Report on Form 10-K filed by Rocket Fuel with the Securities and Exchange Commission (“SEC”) on February 28, 2014.

•
separate unaudited historical condensed consolidated financial statements of Rocket Fuel as of and for the six months ended June 30, 2014, and the related notes, included in Rocket Fuel’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 14, 2014.

•
separate audited financial statements of X Plus Two Solutions, Inc. as of December 31, 2013 and for the year ended December 31, 2013 and the related notes that are filed with this report on Form 8-K/A.

•
separate unaudited financial statements of X Plus Two Solutions, Inc. as of June 30, 2014 and for the six-months ended June 30, 2014, and the related notes that are filed with this report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, they do not purport to project the future financial position or operating results of the combined company.
Pursuant to the acquisition method of accounting, the preliminary estimated purchase price, calculated as described in Note 5 to the unaudited pro forma condensed combined financial statements, has been allocated to net tangible and intangible assets acquired based on their respective estimated fair values. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets. In particular, the final valuations of identifiable intangible assets and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial data does not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the merger or the costs to integrate the operations of Rocket Fuel and X Plus Two or the costs necessary to achieve these revenue enhancements and operating synergies. There were no significant intercompany transactions between Rocket Fuel and X Plus Two as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2014

	Historical
	Rocket Fuel	X Plus Two	Pro Forma
	June 30,	June 30,	Adjustments		Pro Forma
	2014	2014	(See Note 6)		Combined
Assets
Current Assets:
Cash and cash equivalents	$203,540	$4,994	$(109,991)	(a)(f)(r)	$98,543
Accounts receivable, net	93,941	19,447	(205)	(b)	113,183
Deferred tax assets	207	—	1,013	(i)	1,220
Prepaid expenses	2,526	1,539	(399)	(h)(b)	3,666
Other current assets	17,797	—	68	(h)(b)	17,865
Total current assets	318,011	25,980	(109,514)		234,477
Property, equipment and software, net	56,234	4,707	(417)	(b)	60,524
Intangible assets, net	—	3,791	70,909	(c)	74,700
Goodwill	—	4,255	107,811	(d)	112,066
Restricted cash	2,227	—	847	(f)	3,074
Other assets	1,315	53	—		1,368
Total assets	$377,787	$38,786	$69,636		$486,209
Liabilities and stockholder's equity (deficit)
Current Liabilities:
Accounts payable	42,976	10,549	—		53,525
Accrued and other current liabilities	22,891	9,516	9,036	(e)(g)	41,443
Deferred revenue	1,375	28	—		1,403
Current portion of capital leases	2,566	32	(32)	(r)	2,566
Line of Credit	—	11,100	(11,100)	(r)	—
Current portion of debt	9,743	2,576	(2,576)	(r)	9,743
Total current liabilities	79,551	33,801	(4,672)		108,680
Long-term debt - Less current portion	17,168	—	—		17,168
Notes payable, net of current portion	—	9,163	(9,163)	(r)	—
Capital leases - Less current portion	4,744	30	(30)	(r)	4,744
Deferred rent - Less current portion	19,629	—	—		19,629
Deferred tax liabilities	207	—	2,065	(i)	2,272
Warrant Liabilities	—	3,202	(3,202)	(r)	—
Other liabilities	499	12			511
Total liabilities	121,798	46,208	(15,002)		153,004
Stockholders' equity (deficit):
Preferred stock	—	66,427	(66,427)	(j)	—
Common stock	36	3	2	(j)	41
Additional paid-in capital	321,403	3,573	78,843	(k)	403,819
Accumulated other comprehensive loss	10	—			10
Accumulated deficit	(65,460)	(77,425)	72,220	(l)	(70,665)
Total stockholders' equity	255,989	(7,422)	84,638		333,205
Total liabilities and stockholders' equity	377,787	38,786	69,636		486,209

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2013

	Historical
	Rocket Fuel	X Plus Two
	Year Ended	Year Ended	Pro Forma
	December	December	Adjustments		Pro Forma
	31, 2013	31, 2013	(See Note 6)		Combined

Revenue	$240,605	$71,720	$—		$312,325
Cost of revenue	125,520	—	55,517	(n)(m)	181,037
Gross profit	115,085	71,720	(55,517)		131,288

Operating expenses:
Cost of revenue	—	43,926	(43,926)	(n)	—
Research and development	17,714	—	6,203	(n)(m)	23,917
Selling, general and administrative	—	31,375	(31,375)	(n)	—
Sales and marketing	83,345	—	19,252	(n)(m)	102,597
General and administrative	28,708	—	10,643	(n)	39,351
Total operating expenses	129,767	75,301	(39,203)		165,865
Loss from operations	(14,682)	(3,581)	(16,314)		(34,577)
Other expense, net:
Interest expense	(917)	(1,853)	1,853	(o)	(917)
Other income (expense)—net	(308)	(96)	96	(o)	(308)
Change in fair value of convertible preferred stock warrant liability	(4,740)	—	—		(4,740)
Other expense, net	(5,965)	(1,949)	1,949		(5,965)
Loss before income taxes	(20,647)	(5,530)	(14,365)		(40,542)
Provision for income taxes	(285)	1,797	4,031	(q)	5,543
Net loss	$(20,932)	$(3,733)	$(10,334)		$(34,999)

Basic and diluted net loss per share attributable to common stockholders	$(1.38)				$(1.71)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	15,177		5,253	(p)	20,430

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2014

	Historical
	Rocket Fuel	X Plus Two
	Six Months	Six Months	Pro Forma
	Ended	Ended	Adjustments		Pro Forma
	June 30, 2014	June 30, 2014	(See Note 6)		Combined

Revenue	$167,039	$42,900			$209,939
Cost of revenue	84,458	—	33,731	(n)(m)	118,189
Gross profit	82,581	42,900	(33,731)		91,750

Operating expenses:
Cost of revenue	—	27,935	(27,935)	(n)	—
Research and development	15,675	—	3,642	(n)(m)	19,317
Selling, general and administrative	—	20,147	(20,147)	(n)	—
Sales and marketing	63,548	—	11,760	(n)(m)	75,308
General and administrative	22,475	—	6,866	(n)	29,341
Total operating expenses	101,698	48,082	(25,814)		123,966
Loss from operations	(19,117)	(5,182)	(7,917)		(32,216)
Other expense, net:
Interest expense	(928)	(1,191)	1,191	(o)	(928)
Other income (expense)—net	(444)	(1,653)	1,612	(o)	(485)
Other expense, net	(1,372)	(2,844)	2,803		(1,413)
Loss before income taxes	(20,489)	(8,026)	(5,114)		(33,629)
Provision for income taxes	(496)	—			(496)
Net loss	$(20,985)	$(8,026)	$(5,114)		$(34,125)

Basic and diluted net loss per share attributable to common stockholders	$(0.61)				$(0.86)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	34,606		5,253	(p)	39,859

The accompanying notes are an integral part of this statement.

1. Description of Transaction
On August 4, 2014, Rocket Fuel Inc. (“Rocket Fuel” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with X Plus Two Solutions, Inc. ("X Plus Two"), a holding company of which X Plus One Solutions, Inc. (“[x+1]”) is a wholly owned subsidiary and the only operating company. [x+1] is a leading provider of programmatic marketing and data management solutions.
At the closing on September 5, 2014, Rocket Fuel acquired all the outstanding shares of capital stock of X Plus Two for 5.3 million shares of Rocket Fuel’s common stock and $98.0 million in cash. This transaction is referred to herein as the Merger. The common stock issued and cash payment resulted in a preliminary estimated purchase price of $180.5 million for accounting purposes.
2. Basis of Presentation
The merger of Rocket Fuel with X Plus Two is accounted for in accordance with the acquisition method of accounting for business combinations with Rocket Fuel as the accounting entity. The unaudited pro forma condensed combined financial statements were based on the historical consolidated financial statements of Rocket Fuel and X Plus Two after giving effect to the cash paid and the stock issued by Rocket Fuel to consummate the acquisition, as well as certain reclassifications and pro forma adjustments. In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed were recorded as of the completion of the merger, at their respective fair values, and added to those of Rocket Fuel. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill.
The accounting standards define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, and specifies a hierarchy of valuation techniques based on the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, Rocket Fuel may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Rocket Fuel’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented in the unaudited pro forma combined consolidated statements of operations because they will not have a continuing impact on the combined results. Total acquisition-related transaction and integration costs for Rocket Fuel were estimated to be $9.2 million.
The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of revenue enhancements or operating synergies expected to result from the Merger.
The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on June 30, 2014. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 are presented as if the Merger had occurred on January 1, 2013.
Pursuant to the acquisition method of accounting, the preliminary estimated purchase price, calculated as described in Note 5 to the unaudited pro forma condensed combined financial statements, has been allocated to net tangible and intangible assets acquired based on their respective estimated fair values. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets. In particular, the final valuations of identifiable intangible assets and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.
3. Accounting Policies
Rocket Fuel has not completed its review of X Plus Two’s accounting policies. As Rocket Fuel completes its review, it may become necessary to further harmonize the combined entity’s financial statements to conform to those accounting policies that are determined to be more appropriate for the combined entity. At this time, Rocket Fuel is not aware of any differences that would have a material impact on the combined financial statements, other than those presented in the unaudited pro forma condensed combined financial statements herein. Certain allocations and reclassifications were made to X Plus Two balances to conform to Rocket Fuel’s financial statement presentation, as described in the accompanying notes.

4. Preliminary Purchase Price
The following is a preliminary estimate of the consideration transferred to effect the acquisition of X Plus Two (in thousands):

Purchase consideration:
Cash	$98,045
Fair value of 5,253,084 shares common stock transferred as consideration	82,421
Total preliminary purchase price	$180,466
5. Preliminary Allocation of Estimated Preliminary Purchase Price to Assets Acquired and Liabilities Assumed
The following is the preliminary estimate of the assets acquired and the liabilities assumed by Rocket Fuel in the merger (in thousands):

Current assets	$32,005
Non-current assets	3,999
Current liabilities	(27,564)
Non-current liabilities	(14,740)
Net acquired tangible assets	(6,300)
Identifiable intangible assets (i)	74,700
Goodwill (ii)	112,066
Total preliminary purchase price allocation	$180,466

(i)
As of the effective date of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. The Company’s management used an income approach to estimate the preliminary fair value of intangible assets. The preliminary estimated useful lives and fair values of the identifiable assets are as follows:

	Estimated Useful Life (in years)	Preliminary Fair Value (in thousands)
Developed technology	3-4	$42,100
Customer base	7-8	27,700
Trademarks	5	2,000
Non-compete agreements	2	2,900
Total		$74,700

(ii)
Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the estimated fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

6. Pro Forma Adjustments
This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; Note 4. Preliminary Purchase Price; and Note 5. Preliminary Allocation of Estimated Preliminary Purchase Price to Assets Acquired and Liabilities Assumed. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To record the cash portion of the merger consideration of $98.0 million.

(b)
To adjust the net book value of X Plus Two’s historical assets to approximate the fair value of accounts receivables, prepaid expenses, other assets and property, equipment and software obtained in the merger.

(c)	To record intangible assets acquired in the Merger and eliminate X Plus Two’s historical intangible assets (in thousands):

To record identifiable intangible assets acquired in the merger	$74,700
To eliminate historical X Plus Two intangible assets	(3,791)
Total	$70,909

(d)	To eliminate the net book value of X Plus Two’s historical goodwill and record as a result of the Merger (in thousands):

To record goodwill acquired in the merger	112,066
To eliminate historical X Plus Two goodwill	(4,255)
Total	$107,811

(e)	To accrue transaction and integration costs of $9.2 million for Rocket Fuel and X Plus Two.

(f)	To reclassify X Plus Two's restricted cash of $0.8M to other long-term assets to match Rocket Fuel's presentation.

(g)	To adjust the book value of X Plus Two's accruals assumed in the Merger to their fair value.

(h)	To reclassify X Plus Two’s other current assets consistent with Rocket Fuel's presentation.

(i)	To record the following tax purchase accounting effects related to the Merger (in thousands):

Deferred tax liabilities resulting from the basis difference on acquired identifiable intangible assets	$(25,361)
Acquired federal deferred tax assets from the Merger	21,318
Acquired state deferred tax liabilities from the Merger	(1,040)
Recognition of deferred tax assets to offset deferred tax liabilities generated from the acquired identifiable intangible assets	4,031
Net liability	$(1,052)

Reclassification of deferred tax assets and liabilities as a result of valuation allowance allocation:
Beginning balance	$207
Adjustment	1,013
Ending balance short-term deferred tax asset	$1,220

Beginning balance	$207
Adjustment	2,065
Ending balance long-term deferred tax liability	$2,272

Net liability	$(1,052)

(j)
To eliminate X Plus Two’s common and preferred stock and to record the common shares issued as a portion of the merger consideration at par value and to eliminate the par value of the preferred shares as follows (in thousands):

To eliminate X Plus Two’s common stock	$(3)
To record par value common stock related to Rocket Fuel shares issued in the Merger	5
Total	$2

(k)
To eliminate X Plus Two’s additional paid-in capital, to record the common shares issued as a portion of the merger consideration, at fair value less par value of $5 recorded to common stock (in thousands):

To eliminate X Plus Two’s additional paid-in capital	$(3,573)
To record additional paid-in capital related to Rocket Fuel shares issued in the Merger	82,416
Total	$78,843

(l)
To eliminate X Plus Two’s accumulated deficit of $77.4 million, reflect Rocket Fuel’s transaction costs of $9.2 million and record approximately $4.0 million of estimated tax benefit as a result of the merger (in thousands):

To eliminate X Plus Two’s retained earnings	$77,425
To record transaction costs (see note "e")	(9,236)
To record the partial release of Rocket Fuel’s valuation allowance and to record the tax benefit related to the recognition of net operating losses	4,031
Total	$72,220

(m)	To record amortization expense of the intangible assets acquired and eliminate amortization expense of X Plus Two’s historical intangible assets (in thousands):

	Year ended	Six months
	December 31,	ended
	2013	June 30, 2014
Record amortization expense of the acquired intangibles:
Cost of Sales	$11,592	5,796
Sales and marketing	5,316	2,658
Total amortization of acquired intangibles	$16,908	$8,454

Eliminate amortization expense of historical intangibles:
Research and development	$(494)	$(460)
Sales and marketing	(99)	(77)
Total amortization of historical intangibles	$(593)	$(537)

(n)
To reclassify certain X Plus Two’s engineering, selling, general and administrative expense categories to conform with Rocket Fuel’s presentation. Additionally, to present cost of revenue as a component of gross profit rather than operating expenses. The following is the impact on each account from these reclassifications (in thousands):

	Year ended	Six months
	December 31,	ended
	2013	June 30, 2014
Cost of revenue	$43,926	$27,935

Reclassification Adjustments:
Research and development	6,697	4,102
Sales and marketing	14,035	9,179
General and administrative	10,643	6,866
Total	$31,375	$20,147

(o)	To eliminate the interest expense associated with the repayment of debt (see note "r") and remove the impact from changes in the fair value of warrant liabilities.

(p)	To record the number of additional shares of common stock issued in relation to the merger.

(q)	To record the partial release of Rocket Fuel’s valuation allowance and to record the tax benefit related to the recognition of net operating losses (see note "i").

(r)	To record the repayment of debt and settlement of warrant liabilities upon consummation of the Merger (in thousands):

Notes payable	$11,739
Warrant liabilities	3,202
Capital leases	62
Total	$15,003

To record the combined entity's repayment of the outstanding balance under the credit line subsequent to the Merger (in thousands):	$11,100